CERTIFICATION

WHEREFORE, the Undersigned, being the elected Secretary of this Corporation, hereby certifies as to the correctness of this document as the sole and complete Bylaws of this Corporation, as of the Date set forth below

Masami Chozono
Corporate Secretary

Date: May. 7, 2012.

BYLAWS

of

KINBASHA GAMING INTERNATIONA, INC.
A Florida corporation

ARTICLE I

MEETING OF STOCKHOLDERS

SECTION 1. The annual meeting of the stockholders of the corporation shall be held at its office in Westlake Village, California, at 10 o'clock a.m. each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday for the purpose of electing directors of the corporation to serve during the ensuing year and for the transaction of such other business as may be brought before the meeting.

At least five (5) days' written notice specifying the time and place, when and where, the annual meeting shall be convened, shall be mailed in a United States Post Office addressed to each of the stockholders of record at the time of issuing the notice at his or her or its address last known, as the same appears on the books of the corporation.

Nevertheless, a failure to give such notice, or any irregularity in such notice, shall not affect the validity of annual meetings or any of the proceedings had at such meeting, and in such event these Bylaws shall be, and shall be deemed to be sufficient notice of such meeting without requirement of further notice.

SECTION 2. Special meetings of the stockholders may be held at the office of the corporation in the State of California, or elsewhere within or without of the United States, whenever called by the President, or by the Board of Directors, or by vote of, or by an instrument in writing signed by the holders of a majority of the issued and outstanding capital stock. At least ten days' written notice of such meeting, specifying the day and hour and place, when and where such meeting shall be convened, and the objects for calling the same, shall be mailed in the United States Post Office, addressed to each of the stockholders of record at the time of issuing the notice, and at his or her or its address last known, as the same appears on the books of the corporation.

If all the stockholders of the corporation shall waive notice of special meeting, no notice of such meeting shall be required, and whenever all the stockholders shall meet in person or by proxy, such meeting shall be valid for all purposes without call or notice, and at such meeting any corporation action may be taken.

The written certificate of the officer or officers calling any special meeting setting forth the substance of the notice, and the time and place of the mailing of the same to the several stockholders, and the respective addresses to which the same were mailed, shall be prima facie evidence of the manner and fact of the calling and giving such notice.

If the address of any stockholder does not appear upon the books of the corporation, it will be sufficient to address any notice to such stockholder at the Corporations office in Westlake Village, California, or at such other office as shall be maintained by the Corporation.

SECTION 3. All business lawful to be transacted by the stockholders of the corporation may be transacted at any special meeting or at any adjournment thereof. Only such business, however, shall be acted upon at special meeting of the stockholders as shall have been referred to in the notice calling such meetings, but at any stockholders' meeting at which all of the outstanding capital stock of the corporation is represented, either in person or by proxy, any lawful business may be transacted, and such meeting shall be valid for all purposes.

SECTION 4. At all stockholders' meetings, the holders of a majority of the amount of the entire issued and outstanding capital stock of the corporation, shall constitute a quorum for all the purposes of such meetings.
If the holders of the amount of stock necessary to constitute a quorum shall fail to attend, in person or by proxy, at the time and place fixed by these Bylaws for any annual meeting, or fixed by a notice as above provided for a special meeting, a majority in interest of the stockholders present in person or by proxy may adjourn from time to time without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted as originally called.

SECTION 5. At each meeting of the stockholders, every stockholder shall be entitled to vote in person or by his or her duly authorized proxy appointed by instrument in writing subscribed by such stockholder or by his or her duly authorized attorney. Each stockholder shall have one vote for each share of stock standing registered in his or her or its name on the books of the corporation, ten days preceding the day of such meeting. The votes for Directors, and upon demand by any stockholder, the votes upon any question before the meeting, shall be by viva voce.

At each meeting of the stockholders, a full, true and complete list, in alphabetical order, of all the stockholders entitled to vote at such meeting, and indicating the number of shares held by each, certified by the Secretary of the corporation, shall be furnished, which list shall be prepared at least ten days before such meeting, and shall be open to the inspection of the stockholders, or their agents or proxies, at the place where such meeting is to be held, and for ten days prior thereto. Only the persons in whose names shares of stock are registered on the books of the corporation for ten days preceding the date of such meeting, as evidenced by the list of stockholders so furnished, shall be entitled to vote at such meeting. Proxies and powers of attorney to vote must be filed with the Secretary of the corporation before an election or a meeting.of the stockholders, or they cannot be used at such election or meeting.

SECTION 6. At each meeting of the stockholders, the polls shall be opened and closed; the proxies and ballots issued, received, and be taken in charge of, for the purpose of the meeting, and all questions touching the qualifications of voters and the validity of proxies, and the acceptance or rejection of votes, shall be decided by two inspectors. Such inspectors shall be appointed at the meeting by the presiding officer of the meeting.

SECTION 7. At the stockholders' meetings, the regular order of business shall be as follows:

1. Reading and approval of the Minutes of previous meeting or meetings;

2. Reports of the Board of Directors, the President, Treasurer and Secretary of the corporation in the order named;

3. Reports of Committees;

4. Election of Directors;

5. Unfinished business;

6. New business;

7. Adjournment.

ARTICLE II

DIRECTORS AND THEIR MEETINGS

SECTION 1. The Board of Directors of the corporation shall consist of 3 persons who shall be chosen by the stockholders annually, at the annual meeting of the corporation, and who shall hold office for one year, and until their successors are elected and qualify.

SECTION 2. When any vacancy occurs among the Directors by death, resignation, disqualification or other cause, the stockholders, at any regular or special meeting, or at any adjourned meetings thereof, or the remaining Directors, by the affirmative vote of a majority thereof, shall elect a successor to hold office for the unexpired portion of the term of the Director whose place shall have become vacant and until his or her successor shall have been elected and shall qualify.

SECTION 3. Meetings of the Directors may be held at the principal office of the corporation in the State of California, or elsewhere, at such place or places as the Board of Directors may, from time to time, determine.

SECTION 4. Without notice or call, the Board of Directors shall hold its first annual meeting of the year immediately after the annual meeting of the stockholders or immediately after the election of Directors at such annual meeting.

Regular meetings of the Board of Directors shall be held at the office of the corporation in the County of Ventura, State of California, on the 1 month of each calendar quarter at 10 o'clock in the a.m. Notice of such regular meetings shall be mailed to each Director by the Secretary at least three days previous to the day fixed for such meetings, but no regular meeting shall be held void or invalid if such notice is not given, provided the meeting is held at the time and place fixed by these Bylaws for holding such regular meetings.

Special meetings of the Board of Directors may be held on the call of the President or Secretary on at least three days' notice by mail to Directors, or upon 24 hours verbal notice by telephone, or internet notice by email..

Any meeting of the Board, no matter where held, at which all of the members shall be present, even though without or of which notice shall have been waived by all absentees, provided a quorum shall be present, shall be valid for all purposes unless otherwise indicated in the notice calling the meeting or in the waiver of notice.

Any and all business may be transacted by any meeting of the Board of Directors, either regular or special.

SECTION 5. A majority of the Board of Directors in office shall constitute a quorum for the transaction of business, but if at any meeting of the Board there be less than a quorum present, a majority of those present may adjourn from time to time, until a quorum shall be present, and no notice of such adjournment shall be required. The Board of Directors may prescribe rules not in conflict with these Bylaws for the conduct of its business; provided, however, that in the fixing of salaries of the officers of the corporation, the unanimous action of all of the Directors shall be required.

SECTION 6. A Director need not be a stockholder of the corporation.

SECTION 7. The Directors shall be allowed and paid all necessary expenses incurred in attending any meeting of the Board, but shall not receive any compensation for their services as Directors until such time as the corporation is able to declare and pay dividends on its capital stock.

SECTION 8. The Board of Directors shall make a report to the stockholders at annual meetings of the stockholders of the condition of the corporation, and shall, on request, furnish each of the stockholders with a true copy thereof.

The Board of Directors, in its discretion, may submit any contract or act for approval or ratification at any annual meeting of the stockholders called for the purpose of considering any such

contract or act, which, if approved, or ratified by the vote of the holders of a majority of the capital stock represented in person or by proxy at such meeting, provided that a lawful quorum of stockholders be there represented in person or by proxy, shall be valid and binding upon the corporation and upon all the stockholders thereof, as if it had been approved or ratified by every stockholder of the corporation.

SECTION 9. The Board of Directors may, by resolution passed by a majority of the whole Board, designate an Executive Committee. This Committee shall consist of two or more members besides the President, who by virtue of his or her office, shall be a member and the chairman thereof. The Committee shall in the interim between the meetings of the Board, exercise all powers of that body in accordance with the general policy of the corporation and under the direction of the Board of Directors. It shall also attend to and supervise all the financial operations of the corporation, and shall examine and audit all the corporation's accounts at the close of each fiscal year, and at such other times as it may deem necessary. The Secretary shall be the Secretary of the Committee and shall attend its meetings, and its meetings shall be held on the call of the President. All members of the Committee must be given at least two days' notice of meetings either by mail or telegraph or by personal communication, either by telephone or otherwise. A majority of the members of the Committee shall constitute a quorum. The Committee shall keep due records of all meetings and actions of the Committee, and such records shall at all times be open to the inspection of any Director.

SECTION 10. The Board of Directors is vested with the complete and unrestrained authority in the management of all the affairs of the corporation, and is authorized to exercise for such purpose as the General Agent of the corporation, its entire corporate authority.

SECTION 11. The regular order of business at meetings of the Board of Directors shall be as follows:

1. Reading and approval of the minutes of any previous meeting or meetings;

2. Reports of officers and committeemen;

3. Election of officers;

4. Unfinished business;

5. New business;

6. Adjournment.

SECTION 12. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

SECTION 13. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than 24 hours, in which case notice of the time and

place shall be given before the time of the adjourned meeting, in the manner specified in these bylaws, to the directors who were not present at the time of the adjournment.

SECTION 14. Any action required or permitted to be taken by the board of directors may be taken without a meeting if all members of the board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.

ARTICLE III

OFFICERS AND THEIR DUTIES

SECTION 1. The Board of Directors, at its first meeting after the annual meeting of stockholders, shall elect a President, a Vice President, a Secretary and a Treasurer, to hold office for one year next coming, and until their successors are elected and qualify, The President and Vice President shall be members of the Board of Directors. The Treasurer and Secretary need not be Directors; the offices of the Secretary and Treasurer may be held by one person.

Any vacancy in any of said offices may be filled by the Board of Directors.

The Board of Directors may from time to time, by resolution, appoint such additional Vice Presidents and additional Assistant Secretaries, Assistant Treasurers and Transfer Agents as it may deem advisable; prescribe their duties, and fix their compensation, and all such appointed officers shall be subject to removal at any time by the Board of Directors. All officers, agents and factors shall be chosen and appointed in such manner and shall hold their office for such terms as the Board of Directors may by resolution prescribe.

SECTION 2. The President shall be the executive officer of the corporation and shall have the supervision and, subject to the control of the Board of Directors, the direction of the corporation's affairs, with full power to execute a resolutions and orders of the Board of Directors not especially entrusted to some other officer of the corporation. The President shall be a member of the Executive Committee, and the Chairman thereof; he or she shall preside at all meetings of the Board of Directors, and at all meetings of the stockholders, and shall sign the Certificate of Stock issued by the corporation, and shall perform such other duties as shall be prescribed by the Board of Directors.

SECTION 3. The Vice President shall be vested with all the powers and perform all the duties in the absence or inability to act of the President, including the signing of Certificates of Stock issued by the corporation, and he or she shall so perform such other duties as shall be prescribed by the Board of Directors.

SECTION 4. The Treasurer shall have the custody of all the funds and securities of the corporation. When necessary or proper, he or she shall endorse on behalf of the corporation for

collection checks, notes, and other obligations; he or she shall jointly with such other officer as shall be designated by these Bylaws, sign all checks made by the corporation, and shall payout and dispose of the same under the direction of the Board of Directors. The Treasurer shall sign with the President all bills of exchange and promissory notes of the corporation; he or she shall also have the care and custody of the stocks, bonds, certificates, vouchers, evidence of debts, securities, and such other property belonging to the corporation as the Board of Directors shall designate; he or she shall sign all papers required by law or by these Bylaws or the Board of Directors to be signed by the Treasurer. Whenever required by the Board of Directors, the Treasurer shall render a statement of the corporation's cash account; he or she shall enter regularly in the books of the corporation to be kept by him or her for the purpose, full and accurate accounts of all monies received and paid by him or her on account of the corporation. The Treasurer shall at all reasonable times exhibit the books of account to any Director of the corporation during business hours, and shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors.

The Treasurer shall, if required by the Board of Directors, give bond to the corporation conditioned for the faithful performance of all his or her duties as Treasurer in such sum, and with such security as shall be approved by the Board of Directors, the expense of such bond to be borne by the corporation.

SECTION 5. The Board of Directors may appoint an Assistant Treasurer who shall have such powers and perform such duties as may be prescribed by the Treasurer of the corporation or by the Board of Directors, and the Board of Directors shall require the Assistant Treasurer to give a bond to the corporation in such sum and with such security as it shall approve, and conditioned for the faithful performance of his or her duties as Assistant Treasurer, the expense of such bond to be borne by the corporation.

SECTION 6. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders and of the Executive Committee in books provided for that purpose. The Secretary shall attend to the giving and serving of all notices of the corporation; he or she may sign with the President or a Vice President, in the name of the corporation, all contracts authorized by the Board of Directors or Executive Committee; he or she shall have the custody of the corporate seal to all certificates of stock duly issued by the corporation; he or she shall have charge of the Stock Certificate Books, Transfer Books and Stock Ledger, and such other books and papers as the Board of Directors or the Executive Committee may direct, all of which shall at all reasonable times be open to the examination of any Director upon application at the office of the corporation during business hours; and he or she shall, in general, perform all the duties incident to the office of Secretary.

SECTION 7. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority in behalf of the corporation to attend and to act and to vote at any meetings of the stockholders of any corporation in which the corporation may hold stock, and at any such meetings, shall possess and may exercise any and all rights and powers incident to the ownership of such stock, and which as the new owner thereof, the corporation might have possessed and exercised

if present. The Board of Directors, by resolution, from time to time, may confer like powers on any person or persons in place of the President to represent the corporation for the purposes in this section mentioned.

SECTION 8. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting of the board, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

SECTION 9. Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

ARTICLE IV

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS

SECTION 1. The corporation shall have the power, to the maximum extent permitted by the Florida law, to indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation. For purposes of this section, an "agent" of the corporation includes any person who is or was a director, officer, employee, attorney, or other agent of the corporation; who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise; or who was a director, officer, employee, or agent of a corporation that was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

ARTICLE V

COMMITTEES

SECTION 1. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

(a) the approval of any action which, under the Corporate Law of Florida, also requires shareholders' approval of the outstanding shares;

(b) the filling of vacancies on the board of directors or in any committee;

(c) the fixing of compensation of the directors for serving on the board or on any committee

(d) the amendment or repeal of bylaws or the adoption of new bylaws;

(e) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repeal able;

(f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

(g) the appointment of any other committees of the board of directors or the members of these committees.

SECTION 2. Meetings and action of committees of directors shall be governed by, and held and taken in accordance with, the provisions of Article II of these bylaws, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; except that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee. Special meetings of committees may also be called by resolution of the board of directors. Notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

ARTICLE VI

CAPITAL STOCK

SECTION 1. The capital stock of the corporation shall be issued in such manner and at such times and upon such conditions as shall be prescribed by the Board of Directors.

SECTION 2. Ownership of stock in the corporation shall be evidenced by certificates of stock in such forms as shall be prescribed by the Board of Directors, and shall be under the seal of the corporation and signed by the President or the Vice President and also by the Secretary or an Assistant Secretary.

A certificate shall be consecutively numbered; the name of the person owning the shares represented thereby with the number of such shares and the date of issue shall be entered on the corporation's books.

No certificates shall be valid unless it is signed by the President or Vice President and by the Secretary or Assistant Secretary.

All certificates surrendered to the corporation shall be canceled and no new certificate shall be issued until the former certificate for the same number of shares shall have been surrendered or canceled.

SECTION 3. No transfer of stock shall be valid as against the corporation except on surrender and cancellation of the certificate therefore, made either in person or under assignment, a new certificate shall be issued therefore.

Whenever any transfer shall be expressed as made for collateral security and not absolutely, the same shall be so expressed in the entry of said transfer on the books of the corporation.

SECTION 4. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

The Board of Directors may appoint a transfer agent and a registrar of transfers and may require all stock certificates to bear the signature of each transfer agent and such registrar of transfer.

SECTION 5. The Stock Transfer Books shall be closed for all meetings of the stockholders for the period of ten days prior to such meetings and shall be closed for the payment of dividends during such periods as from time to time may be fixed by the Board of Directors, and during such periods no stock shall be transferable.

SECTION 6. Any person or persons applying for a certificate of stock in lieu of one alleged to have been lost or destroyed, shall make affidavit or affirmation of the fact, and shall deposit with the corporation an affidavit. Whereupon, at the end of six months after the deposits of said affidavit and upon such person or persons giving Bond of Indemnity to the corporation with surety to be approved by the Board of Directors in double the current value of the stock against any damage, loss or inconvenience to the corporation, which mayor can arise in consequence of a new or duplicate certificate being issued in lieu of the one lost or missing, the Board of Directors may cause to be issued to such persons or person a new certificate, or a duplicate of the certificate so lost or destroyed. The Board of Directors may, in its discretion, refuse to issue such new or duplicate certificates save upon the order of some court having jurisdiction in such matter, anything herein to the contrary notwithstanding.

SECTION 7. Any person or persons applying for a certificate of stock in lieu of one alleged to have been lost or destroyed, shall make affidavit or affirmation of the fact, and shall deposit with the corporation an affidavit. Whereupon, at the end of six months after the deposits of said affidavit and upon such person or persons giving Bond of Indemnity to the corporation with surety to be approved by the Board of Directors in double the current value of the stock against any damage, loss or inconvenience to the corporation, which mayor can arise in consequence of a new or duplicate certificate being issued in lieu of the one lost or missing, the Board of Directors may cause to be issued to such person or person a new certificate, or a duplicate of the certificate so lost or destroyed. The Board of Directors may, in its discretion, refuse to issue such new or duplicate certificates save upon the order of some court having jurisdiction in such matter, anything herein to the contrary notwithstanding.

ARTICLE VII

OFFICES AND BOOKS

SECTION 1. The principal office of the corporation in Ventura County, California, shall be at a location designated by the Board of Directors from time to time, and the corporation may have a principal office in any other state or territory or country as the Board of Directors may designate.

SECTION 2. The Stock and Transfer Books of the corporation shall be kept at its principal office in the of Venura, California, for the inspection of all who are authorized or have the right to see the same, and for the transfer of stock. All other books of the corporation shall be kept at such places as may be prescribed by the Board of Directors.

A copy of the Bylaws, duplicate stock ledger, and Articles of Incorporation of the corporation shall be kept at its principal office in Westlake Village County, State of California, and shall be subject to the inspection of any of the stockholders.

ARTICLE VIII

OFFICES

SECTION 1. The board of directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California or Florida. If the principal executive office is located outside of Florida, and the corporation has one or more business offices in this state of Florida, the board of directors shall fix and designate a principal business office in the State of Florida.

SECTION 2. The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business, within or without the United States.

ARTICLE IX

RECORDS AND REPORTS

SECTION 1. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the board of directors, a record of its shareholders and the number and class of shares held by each shareholder.

SECTION 2. The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office elsewhere, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in this state of California, the secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the bylaws amended to date.

SECTION 3. The accounting books and records and minutes of proceedings of the shareholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

SECTION 4. Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

ARTICLE X

GENERAL CORPORATE MATTERS

SECTION 1. For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than 60 days before any such action, and in that case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in Florida law. If the board of directors does not so fix a record date, other than for a dividend, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the resolution or the 60th day before the date of that action, whichever is later. If the board of directors does not fix the record date for determining stockholders entitled to a share dividend, it is the date the board of directors authorizes the share dividend.

SECTION 2. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined by resolution of the board of directors.

SECTION 3. The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power or an officer, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

SECTION 4. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any of these shares are fully paid, and the board of directors may authorize the issuance of certificate or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the corporation by the chairman of the board or the president or vice president and by the chief financial officer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the

signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

SECTION 5. Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace old certificates unless the latter is surrendered to the corporation and canceled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the board may require, including, at the board's option, provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

SECTION 6. The chairman of the board, the president, or any vice president, or any other person authorized by resolution of the board of directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy executed by these officers.

SECTION 7. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Domestic and Foreign Corporation Laws of the State of Florida shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

ARTICLE XI

MISCELLANEOUS

SECTION 1. The Board of Directors shall have power to reserve over and above the capital stock paid in, such an amount, in its discretion, as it may deem advisable to fix as a reserve fund, and may, from time to time, declare dividends from the accumulated profits of the corporation in excess of the amounts so reserved, and pay the same to the stockholders of the corporation, and may also, if it deems the same advisable, declare stock dividends of the unissued capital stock.

SECTION 2. No agreement, contract or obligation (other than checks in payment of indebtedness incurred by authority of the Board of Directors) involving the payment of money or the credit of the corporation for more than 500,000 Dollars, shall be made without the authority of the Board of Directors, or of the Executive Committee acting as such.

SECTION 3. Unless otherwise ordered by the Board of Directors, all agreements and contracts shall be signed by the President and the Secretary in the name and on behalf of the corporation, and shall have the corporate seal thereto attached.

SECTION 4. All monies of the corporation shall be deposited when and as received by the Treasurer in such bank or banks or other depositary as may from time to time be designated by the Board of Directors, and such deposits shall be made in the name of the corporation.

SECTION 5. No note, draft, acceptance, endorsement or other evidence of indebtedness shall be valid or against the corporation unless the same shall be signed by the President or a Vice President, and attested by the Secretary or an Assistant Secretary, or signed by the Treasurer or an Assistant Treasurer, and countersigned by the President, Vice President, or Secretary, except that the Treasurer or an Assistant Treasurer may, without countersignature, sign payroll checks and make endorsements for deposit to the credit of the corporation in all its duly authorized depositories. No check or order for money shall be signed in blank by more than one officer of the corporation.

SECTION 6. No loan or advance of money shall be made by the corporation to any stockholder or officer therein, unless the Board of Directors shall otherwise authorize.

SECTION 7. No director nor executive officer shall be entitled to any salary or compensation for any services performed for the corporation, unless such salary or compensation shall be fixed by resolution of the Board of Directors, adopted by the unanimous vote of all of the Directors voting in favor thereof.

SECTION 8. The corporation may take, acquire, hold, mortgage, sell, or otherwise deal in stocks or bonds or securities of any other corporation, if and as often as the Board of Directors shall so elect.

SECTION 9. The Directors shall have power to authorize and cause to be executed, mortgages and liens without limit as to amount upon the property and franchise of this corporation, and pursuant to the affirmative vote, either in person or by proxy, of the holders of a majority of the capital stock issued and outstanding; the Directors shall have authority to dispose ;in any manner of the whole property of this corporation.

SECTION 10. The corporation shall have a corporate seal, the design thereof being as follows:

SECTION 11. Any action required or permitted to be taken at an annual or special meeting of shareholders of this corporation may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted.

ARTICLE XII

AMENDMENT OF BYLAWS

Amendments and changes of these Bylaws may be made at any regular or special meeting of the Board of Directors by a vote of not less than all of the entire Board, or may be made by a vote of, or a consent in writing signed by, the holders of a majority of the issued and outstanding capital stock.